UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 28, 2020
Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY
(Exact name of registrant as specified in its charter)

GA		001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA,	GA		30339
(Address of principal executive offices)			(Zip Code)

(678) 934-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of Shareholders of Genuine Parts Company (the "Company") was held on April 27, 2020. At the Annual Meeting, the Company’s shareholders (1) elected each of the persons listed to serve as a director of the Company with terms to expire at the 2021 Annual Meeting; (2) approved on an advisory basis, the compensation of the Company's named executive officers, including the Company's compensation practices and principles and their implementation; (3) ratified the selection of Ernst & Young LLP as independent auditors of the Company for 2020; and (4) approved on an advisory basis, the shareholder proposal regarding human capital management disclosures.

The results of the vote of the Company's shareholders for each proposal:

Proposal 1: Election of Directors.

Name	For Votes	Withheld Votes	Broker Non-Votes
Elizabeth W. Camp	118,532,215	454,025	12,831,556
Richard Cox, Jr.	118,254,973	731,267	12,831,556
Paul D. Donahue	112,904,997	6,081,243	12,831,556
Gary P. Fayard	118,251,479	734,761	12,831,556
P. Russel Hardin	118,048,339	937,901	12,831,556
John R. Holder	117,994,520	991,720	12,831,556
Donna W. Hyland	118,527,017	459,223	12,831,556
John D. Johns	113,805,490	5,180,750	12,831,556
Jean-Jacques Lafont	117,502,729	1,483,511	12,831,556
Robert C. “Robin” Loudermilk, Jr.	117,755,440	1,230,800	12,831,556
Wendy B. Needham	114,834,162	4,152,079	12,831,556
E. Jenner Wood III	118,022,237	964,003	12,831,556

Proposal 2: Advisory Vote on Executive Compensation.
The shareholders approved the compensation of the Company’s executive officers, including the Company’s compensation practices and principles and their implementation. The holders of 113,439,609 shares of Common Stock voted in favor of the proposal, holders of 5,047,675 shares voted against, holders of 498,956 shares abstained, and there were 12,831,556 broker non-votes.

Proposal 3: Ratification of Selection of Independent Auditors.
The shareholders ratified the selection of Ernst & Young LLP as independent auditors of the Company for 2020. The holders of 127,078,581 shares of Common Stock voted in favor of the ratification, holders of 4,531,135 shares voted against, holders of 208,080 shares abstained, and there were 0 broker non-votes.

Proposal 4: Advisory Vote on Shareholder Proposal Regarding Human Capital Management Disclosure.
The shareholders approved the shareholder proposal regarding human capital management disclosure. The holders of 88,584,088 shares of Common Stock voted in favor of the proposal, holders of 23,437,986 shares voted against, holders of 6,963,594 shares abstained, and there were 12,831,556 broker non-votes.

Item 8.01 Other Events.

On April 27, 2020, the Company issued a press release announcing changes to its Board of Directors, which press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 27, 2020
104	The cover page from this current report on Form 8-K, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

April 28, 2020	By:	/s/ Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO